SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as
         permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to (section)240.14a-11(c) or
         (section)240.14a-12

                           The Med-Design Corporation
         ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ----------------------------------------------------------------------
         (Names of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         5) Total fee paid:

         ----------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ----------------------------------------------------------------------

         2) Form, Schedule or Registration No.:

         ----------------------------------------------------------------------

         3) Filing Party:

         ----------------------------------------------------------------------

         4) Date Filed:

         ----------------------------------------------------------------------

                                [MED DESIGN LOGO]


                       North American Building, Suite 310
                             121 South Broad Street
                        Philadelphia, Pennsylvania 19107

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      ------------------------------------


To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Med-Design Corporation (the "Company") will be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania, on Thursday, June 26, 1997, at 1:30 p.m. local time, for the following purposes:

     1. To elect seven directors of the Company to serve for the following year, or until their successors have been elected and qualified.

     2. To act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     A proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such proxy will be voted FOR all proposals therein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed May 14, 1997, as the record date for determining stockholders entitled to notice of the Annual Meeting and to vote at such any adjournments thereof. Only stockholders of record as of the close of business on May 14, 1997, entitled to notice of, and to vote at, such meeting or any adjournments thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Joseph N. Bongiovanni, III
                                          -------------------------------------
                                          Joseph N. Bongiovanni, III, Secretary

Dated: May 16, 1997.


                      ------------------------------------


     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                [MED DESIGN LOGO]


                       North American Building, Suite 310
                             121 South Broad Street
                        Philadelphia, Pennsylvania 19107

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------



                                     GENERAL

     The enclosed proxy is solicited pursuant to this Proxy Statement (to be mailed on or about May 16, 1997) by the Board of Directors of The Med-Design Corporation, a Delaware corporation (for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place shown in the attached Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. The Company's telephone number is (215) 735-2700.

                    INFORMATION CONCERNING VOTING AND PROXIES

Proxies

     Shares represented by proxies, if properly signed, dated and received in time for the voting, will be voted at the Annual Meeting as specified, or, if not otherwise specified, FOR the election as directors of the nominees named herein and FOR each other proposal described in the attached Notice of Annual Meeting of Stockholders. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposal described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgement.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by directors, officers and regular employees of the Company without additional compensation. In addition, banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of such materials. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

Record Date

     The record date for determining the holders of the common stock, $.01 par value per share, of the Company ("Common Stock"), the only class of capital stock of the Company that is issued and outstanding, who are entitled to notice of, and to vote at, the Annual Meeting is May 14, 1997.

Voting Securities

     As of the close of business on April 16, 1997, there were 7,924,570 shares of Common Stock outstanding, each of which will entitle its holder of to one vote at the Annual Meeting. There is no cumulative voting.

ITEM 1 - ELECTION OF DIRECTORS

     At December 31, 1996, the Board of Directors consisted of seven persons, James M. Donegan, John A. Botich, Joseph N. Bongiovanni, III, Gilbert M. White, John F. Kelley, Gary L. Crocker and John S. Marr. Mr. Gary L. Crocker served as a Director of the Company until March 17, 1997, at which time he resigned. Thereafter, on April 28, 1997, Mr. William A. Jolly was appointed by the Board to fill the unexpired term of Mr. Crocker. The Nominating Committee, which has the task of nominating members for the Board, has nominated Messrs. Donegan, Botich, Bongiovanni, White, Kelley, Marr and Jolly. The Stockholders are being asked to elect seven directors, who will comprise the Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. All of the nominees are currently directors of the Company. If elected, each nominee will serve until the next annual meeting of stockholders of the Company or until his successor is elected and qualifies.

     The persons named in the proxy intend to vote, unless otherwise instructed, FOR the election as director of each nominee. Each nominee has expressed his willingness to serve as a director if elected and the Company knows of no reason why any nominee would be unable to serve. If any nominee is not available for election at the time of the Annual Meeting, however, the proxy holders may vote for any other person in their discretion or may refrain from electing or voting to elect anyone to fill the position. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 2, 1997, certain information with respect to the beneficial ownership of Common Stock by each person known to the Company to own beneficially five percent or more of the outstanding Common Stock (the only class outstanding), by each director, and by all officers and directors as a group.


                                                    Number of Shares            Percent of Class
             Name and Address(1)                  Beneficially Owned (2)       Beneficially Owned
             -------------------                  ----------------------       ------------------
James M. Donegan................................     1,457,115 (3)                  18.39%
Thor R. Halseth.................................       452,546 (4)                   5.71%
Michael J. Botich...............................       401,592 (4)                   5.07%
John A. Botich..................................       260,580 (5)                   3.29%
Joseph N. Bongiovanni, III......................        12,000 (4)                       *
Gilbert M. White................................       100,500 (6)                   1.27%


                                                    Number of Shares            Percent of Class
             Name and Address(1)                  Beneficially Owned (2)       Beneficially Owned
             -------------------                  ----------------------       ------------------
John F. Kelley..................................       141,750 (7)                   1.76%
John S. Marr, MD................................        26,000 (8)                       *
William A. Jolly................................         9,000 (9)                       *
Scudder, Stevens & Clark, Inc...................       438,000(10)                   5.54%
Hathaway & Associates, Ltd......................       477,000(11)                   6.02%
All Directors and Officers as a Group
  (13 persons)..................................     2,944,083(12)                  36.28%

----------
*    Less than one percent (1%)

 (1) Unless otherwise indicated, the address of each named holder is c/o The Med-Design Corporation, North American Building, Suite 310, 121 South Broad Street, Philadelphia, Pennsylvania 19107.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days of April 2, 1997, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (3) Includes 1,600 shares of Common Stock held by Mr. Donegan as custodian for Derek Donegan, his son, under the Pennsylvania Uniform Gifts to Minors Act.

 (4) Includes options to purchase 2,000 shares of Common Stock granted pursuant to the Company's Non-Qualified Stock Option Plan ("Option Plan").

 (5) Includes 5,446 shares of Common Stock owned by Mr. Botich's spouse, Nina Dominquez and Jacqueline Treguboff as joint tenants and options to purchase 3,200 shares of Common Stock granted pursuant to the Option Plan.

 (6) Includes 200 shares of Common Stock held by Mr. White's spouse and options to purchase 3,200 shares of Common Stock granted pursuant to the Option Plan.

 (7) Includes options to purchase 16,000 shares of Common Stock pursuant to the Company's Option Plan and warrants to purchase 100,000 shares of the Company's Common Stock granted by the Company.

 (8) Includes options to purchase 16,000 shares of Common Stock pursuant to the Company's Option Plan.

 (9) Includes warrants to purchase 5,000 shares of Common Stock owned by Mr. Jolly.

(10) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1997 by Scudder, Stevens & Clark ("SS&C"). The address for SS&C is 345 Park Avenue, New York, NY 10154.

(11) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 1997 by Hathaway & Associates, Ltd., whose address is 119 Rowayton Avenue, Rowayton, CT 06853.

(12) Includes options and warrants to purchase 190,400 shares of Common Stock granted to directors and officers of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

Identification and Business Experience

     The following table sets forth the names and certain information about each of the nominees for election as a director of the Company and the executive officers of the Company.


                                                                                                    Director/
                  Name                      Age              Position(s)                         Officer Since
                  ----                      ---              -----------                         -------------
James M. Donegan (1)(2)(4)..............     45    Chairman of the Board, Chief Executive             1994
                                                   Officer and President
John A. Botich (1)(4)...................     73    Executive Vice President, Chief                    1994
                                                   Operating Officer and Director
Patrick E. Rodgers......................     56    Executive Vice President, Finance and              1994
                                                   Chief Financial Officer
Joseph N. Bongiovanni, III(1)(4)             52    Vice President, Secretary and Director             1994
Gilbert M. White (4)....................     58    Executive Vice President and Director              1994
John J. Osborne.........................     50    Senior Vice President, Marketing                   1994
Michael J. Botich.......................     48    Senior Vice President, Research and                1994
                                                   Development
Thor R. Halseth.........................     44    Senior Vice President, Design                      1994
Donald M. Shea..........................     60    Vice President, Manufacturing and                  1994
                                                   Automation Engineering
Lawrence D. Ellis.......................     46    Vice President and Controller                      1996


John F. Kelley (1)(2)(4)................     53    Director                                           1995

John S. Marr (1)(3).....................     56    Director                                           1995
William A. Jolly (3)....................     43    Director                                           1997

----------

(1)  Member of the Executive Committee of the Board of Directors.

(2)  Member of the Audit Committee of the Board of Directors.

(3)  Member of the Compensation Committee of the Board of Directors.

(4)  Member of the Nominating Committee of the Board of Directors.

     There are no family relationships among any of the directors, executive officers and significant employees of the Company, other than among John A. Botich and Michael J. Botich, who are father and son.

     Mr. Donegan is the Chairman of the Board of Directors of the Company and is the Chief Executive Officer and President of the Company. From 1991 to 1995, Mr. Donegan served as the marketing executive for the Structured Investment Division of Chase Manhattan Bank and most recently as the Managing Director of Chase Futures Management, Inc. From 1988 to 1991, Mr. Donegan was Vice President of Chase Futures Inc., where he developed and implemented a financial futures/risk management product/services line. Prior to his employment at Chase, Mr. Donegan was a Vice President at Kidder Peabody & Co.

     Mr. John A. Botich is a director of the Company and an Executive Vice President and the Chief Operating Officer of the Company. From 1990 to 1995, Mr. Botich served as the Chief Executive Officer of Med-Design, Inc., the predecessor of the Company ("MDI"). Prior to joining MDI he was a Senior Vice President and Group Manager with VTN Corporation ("VTN"), a publicly held engineering, construction management and energy development company for 15 years. At VTN, Mr. Botich developed and implemented long range strategic planning. While at VTN, he also served as President of another subsidiary, VTN Energy Systems, Inc., where he directed the development of alternative energy systems and projects. Mr. Botich also served as the President of VTN International, Inc., a subsidiary of VTN, where he was responsible for the executive direction of all international projects, including marketing, contract negotiations, establishing overseas offices, establishing agency representations and implementing financial and legal services.

     Mr. Rodgers is the Company's Executive Vice President, Finance and Chief Financial Officer. From April, 1994, to 1995, Mr. Rodgers served as the Chief Financial Officer of Saratoga Beverage Group, Inc., a manufacturer of bottled water. From 1990 to April, 1994, Mr. Rodgers was a self-employed financial and accounting consultant to regional airlines, manufacturing companies and other organizations. Mr. Rodgers is a member of the American Institute of Certified Public Accountants and New Jersey Institute of Certified Public Accountants. He holds a B.S. degree in Accounting from Rutgers University.

     Mr. Bongiovanni is a director and is a Vice President and the Secretary of the Company. Mr. Bongiovanni is an attorney admitted to practice before the state and Federal courts in the Commonwealth of Pennsylvania and the United States Supreme Court. Since 1978, Mr. Bongiovanni has been the senior partner of the law firm Bongiovanni & Berger. He has also been an Associate Professor of Business Law & Real Estate at the School of Business and Management, Temple University since 1985. Mr. Bongiovanni holds an A.B. in Classical Languages and Philosophy from Haverford College and a J.D. from Temple University School of Law.

     Mr. White is a director and is an Executive Vice President of the Company. Prior to joining the Company in June, 1995, Mr. White had been a Senior Vice President of Rollins Hudig Hall, a large international insurance brokerage firm, where he designed, marketed and serviced complex insurance programs for large national and international clients since 1984.

     Mr. Osborne is the Senior Vice President, Marketing of the Company. From June, 1992, to 1995, Mr. Osborne served as President of PRN Medical Associates, a firm specializing in the sale and marketing of medical devices for selected manufacturers, where he was responsible for marketing, sales training, advertising, public relations and the organization and implementation of sales and distribution networks. Prior to PRN Medical Associates, from January, 1991, to June, 1992, Mr. Osborne was Director of Sales and Marketing for Med-Con International, a sales and marketing firm representing several manufacturers of medical equipment and devices. For the three years prior to joining Med-Con International, Mr. Osborne was a Regional Sales Manager for White Stone Medical Products, a distribution and marketing firm representing medical product suppliers.

     Mr. Michael J. Botich is the Senior Vice President, Research and Development of the Company. From 1990 to 1995, Mr. Botich was the Senior Vice President, Research and Development of MDI, where he assisted in developing, engineering and designing the Company's safety needle technology. From 1984 to 1992 Mr. Botich served as the Director of Engineering for Designworks U.S.A., a firm specializing in industrial design and product development in the automotive, electronics, computer, medical and consumer products industries, where he directed and implemented the design of new and innovative products for clients from the concept phase through prototypes, testing, final product design and manufacturing drawings and specifications. Prior to joining Designworks U.S.A., Mr. Botich was Senior Design Engineer with Unitek Corporation, a subsidiary of Bristol-Meyers Squibb Corporation in the business of dental and laboratory product development and manufacturing, where he researched, developed and designed specialized dental and laboratory equipment. Mr. Botich has also served from time to time as an independent design and engineering consultant and is the inventor or co-inventor of record of twelve United States and foreign patents.

     Mr. Halseth is the Company's Senior Vice President, Design. From 1990 to 1995, Mr. Halseth served as President and Director of Design for MDI, where he assisted in developing, engineering and designing the Company's safety needle technology. In addition, Mr. Halseth was a Senior Product Designer for Designworks U.S.A. from 1984 to 1995, where he directed and implemented the design of new and innovative products from the concept phase through models, prototypes and final product configuration. In addition, he was the principal designer of various products for the automotive, electronics, computer, recreational and consumer products industries. Prior to joining Designworks U.S.A., from 1982 to 1984, Mr. Halseth was Director of Design for Metcore Manufacturing, a manufacturer of bank and executive desk accessories, where he designed a line of new products. Mr. Halseth holds a B.A. in Industrial Design from Montana State University and a B.S. in Industrial Design from Art Center College of Design. In 1986, Mr. Halseth received the IDEA Award and the ID Award for the design of the Oculab Ophthalmic Tonometer. Mr. Halseth was the principal designer for the Compaq Computer Proliant 2000 File Server for which he received the 1993 Most Valuable Product award by PC Computing. Mr. Halseth is the inventor or co-inventor of record of thirteen United States and foreign patents.

     Mr. Shea is the Vice President, Manufacturing and Automation Engineering of the Company. From October, 1992, to 1995, Mr. Shea was the owner of Cimarron Automation Services, a manufacturing consulting firm, where he provided consulting services to MDI and other companies for the planning of manufacturing processes and automated assembly systems. From January, 1991, to 1992, Mr. Shea also served as the Manager of the Biomed Division of Automation Tooling, Inc. From November, 1977, to 1990, Mr. Shea served as Senior Vice President for Engineering/Manufacturing at Charles Wyle Engineering Corporation, where he directed and implemented the design and building of high-speed automation equipment. Prior to joining Charles Wyle, Mr. Shea was Production Engineer for Abbot Laboratories for four years, where he managed the design, fabrication and installation of automated assembly equipment for medical products. Mr. Shea is a Registered Professional Engineer in the State of California.

     Mr. Ellis is the Company's Vice President and Corporate Controller. From 1991 to 1995, Mr. Ellis served as Controller for Phonotics, Inc., a company engaged in the research and development and manufacturing of fiber optic test equipment. In addition to Controller and Treasurer experience, Mr. Ellis has six years of public accounting experience with Ernst & Young, L.L.P. Mr. Ellis is a member of the American Institute of Certified Public Accountants and the Illinois and California Societies of Certified Public Accountants. He has a B.S.C. in accounting from DePaul University.

     Mr. Kelley is a director of the Company. Since January, 1996, Mr. Kelley has been engaged in consulting services as an independent contractor. From 1988 to January, 1996, Mr. Kelley was employed by Chase Manhattan Bank where he served as the President and a director of Chase Manhattan Futures Corporation, the President of Chase Futures Management Inc., and the President of Chase Futures Advisors Inc. Prior to joining Chase in 1988, Mr. Kelley was employed by First Boston Corporation as a manager of the Equity Futures and Portfolio Trading Department.

     Dr. Marr is a director of the Company. Dr. Marr received his M.D. from New York Medical College in 1967 and his M.P.H. from Harvard School of Public Health College in 1972. Since October, 1995, Dr. Marr has served as Medical Director of MD Health Plan. From 1993 to October, 1995, Dr. Marr served as the Physician Epidemiologist for the New York State Department of Health. From 1991 to 1993, Dr. Marr served as the Director of Greenwich Hospital Outpatient Clinics. From 1982 to 1991, Dr. Marr was the Medical Director of Exxon Minerals Co. He has authored or co-authored over thirty-five publications and three books on public health. He is a Clinical Associate Professor at the Department of Community and Preventative Medicine at New York Medical College and a lecturer at State University of New York, Department of Environmental Medicine and Community Health.

     Mr. William A. Jolly is a director of the Company. Since 1996, Mr. Jolly has served as Chairman of Fine Equities, Inc., a New York investment bank. From 1994 to 1996, he served as Vice President Worldwide Consumer Products, Asia-Pacific Region, for Scott Worldwide, Inc., where he was responsible for a consumer products operation in 16 countries with 2,000 employees. From 1990 to 1994, Mr. Jolly served as President for PT Procter & Gamble Indonesia, where he was responsible for the successful introduction of several OTC upper respiratory products. From 1979 to 1990, he held various management positions within the Procter & Gamble organization, primarily in the Asia-Pacific Region. Mr. Jolly holds an MBA degree from the University of North Carolina at Chapel Hill and a B.A. from Duke University.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. DONEGAN, BOTICH, BONGIOVANNI, WHITE, KELLEY, MARR AND JOLLY.

Board Committees and Meetings

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee has all powers of and the authority to exercise all the duties of the Board in the management of the business of the Company that may lawfully be delegated to it by the Board. The Audit Committee has the authority and duty to recommend to the Board the auditors to be engaged as the Company's independent public accountants and to review the results and scope of the audit and other services provided by the Company's independent accountants and to take such other action as it deems appropriate to insure the appropriate safeguarding of the Company's assets and appropriate accounting of its assets and liabilities. The Compensation Committee has all powers of and the authority to exercise all duties of the Board in matters relating to executive compensation and administration of all stock option and other employee benefit plans of the Company, subject to the terms of such plans. The Nominating Committee has the authority and duty to nominate directors of the Company for election at each annual meeting of stockholders, to nominate directors of the Company to fill vacancies and to nominate directors of the Company's various subsidiaries, with such nominations to be approved by the Board in each case.

     During the fiscal year ended December 31, 1996, six meetings of the Board of Directors were held, at which all directors were present. The Executive Committee, the Audit Committee and the Compensation Committee each held one meeting during the fiscal year ended December 31, 1996. The Nominating Committee did not meet during the fiscal year ended December 31, 1996. No Director who was a Director or member of a committee during 1996 attended fewer than 75% of the Board meetings or committee meetings held during fiscal year 1996.

ITEM 2. - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected, subject to the stockholders' approval, Coopers & Lybrand L.L.P., as independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. was the Company's independent accountants for the fiscal year ended December 31, 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 1996.

Vote Required for Approval of Independent Accountants

     Under Delaware law, the affirmative vote of a majority of the votes cast by the holders of the Company's shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants. Under Delaware law abstentions are counted in determining the number of votes cast and, thus, will have the effect of a vote against the proposal. Under Delaware law, a broker non-vote will not be counted in determining the number of votes cast and, thus, will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

Compensation Table

     The following table sets forth information on the annual compensation of the Chief Executive Officer and the one other executive officer of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996 for service rendered in all capacities during the fiscal year ended December 31, 1996 (Summary Compensation Table).

                                                                 Annual Compensation
                                                        --------------------------------------
Name and Principal Position                             Year        Salary($)        Bonus($)
---------------------------                             ----        ---------        ---------
James M. Donegan..................................      1996        169,615             -0-
Chairman of the Board, Chief Executive Officer          1995         87,385          20,000(1)
         and President
John A. Botich....................................      1996        157,181(2)          -0-
Executive Vice President and Chief Operating            1995        285,205(3)       10,000(1)
         Officer

----------

(1) Bonus amounts were paid in January, 1996, for service in the fiscal year ended December 31, 1995.

(2) Includes salary paid of $121,807 earned and paid in the fiscal year ended December 31, 1996 and salary of $35,374 paid in the fiscal year ended December 31, 1995, but earned and deferred from 1992 through 1994 for services rendered as Chief Executive Officer of MDI.

(3) Includes salary of $57,665 earned and paid in the fiscal year ended December 31, 1995 and salary of $227,540 paid in the fiscal year ended December 31, 1995, but earned and deferred from 1992 through 1994 for services as Chief Executive Officer of MDI.

Option Grants in Fiscal Year 1996

     The following table sets forth the option grants made during the fiscal year ended December 31, 1996 to the Company's only two executive officers whose cash compensation for the fiscal year ended December 31, 1996 exceeded $100,000:



                                       Percentage of Total
                                        Options Granted to
                    Options Granted        Employees in       Exercise Price   Expiration
Name                 (# of Shares)          Fiscal Year         ($/Share)         Date
----                ---------------    -------------------    --------------   ----------
James M. Donegan          --                   --                  --              --
John A. Botich        16,000(1)                13%                7.13         1/16/2006(1)

--------------

(1) Represents options granted by the Company to Mr. Botich pursuant to the Option Plan. Pursuant to the Option Plan, twenty percent (20%) of the options vest and become exercisable each year on the anniversary date of the grant and upon vesting, such options will expire five years thereafter. On December 31, 1996, none of the options granted Mr. Botich were exercisable, and based on the closing price of the Company's Common Stock on December 31, 1996, those options had no value.

Compensation of Directors

     The Independent Directors receive $500 per meeting attended and annually receive options to purchase 16,000 shares of Common Stock pursuant to the Plan as compensation for services on the Board of Directors and any committees thereof. No other directors receive cash or other compensation for services on the Board of Directors or any committee thereof. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.

Employment Agreements

     On April 5, 1995, the Company entered into an employment agreement with James M. Donegan, as Chief Executive Officer and President, for an initial term of five years. The agreement provided for a base compensation of $160,000 for the first year and bonuses and additional compensation as may be determined by the Board of Directors in its sole discretion. The Board of Directors may also in its sole discretion increase such base compensation, bonuses and additional compensation in each subsequent year. The agreement may be terminated for cause and contains a noncompetition provision extending for three years after termination of employment. For the fiscal year ending December 31, 1997, Mr. Donegan's base compensation has been increased to $185,000.

     In addition, on April 5, 1995, the Company entered into an employment agreement with John A. Botich, as Chief Operating Officer and Executive Vice President, for an initial term of three years. The agreement provided for a base compensation of $115,000 for the first year and bonuses and other additional compensation as may be determined by the Board of Directors in its sole discretion. The Board of Directors may also in its sole discretion increase such base compensation, bonuses and additional compensation in each subsequent year. The agreement may be terminated for cause and contains a non-competition provision extending for three years after termination of employment. For the fiscal year ending December 31, 1997, Mr. Botich's base compensation has been increased to $125,000.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("ten-percent holders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent holders were satisfied.

               CERTAIN TRANSACTIONS WITH MANAGEMENT, BOARD MEMBERS
                                  AND PROMOTERS

     Joseph N. Bongiovanni, III, the senior partner of the law firm of Bongiovanni & Berger, is a director, Vice President and Secretary of the company. During the fiscal year ended December 31, 1996, Bongiovanni & Berger received $35,374 for legal services performed for the Company in 1996.

     John F. Kelley, a director of the Company, performed consulting services to the Company during 1996 by evaluating and negotiating strategic alliances on behalf of the Company as well as provided substantial ongoing administrative support functions, for which the Company issued to Mr. Kelley warrants on March 19, 1997 to purchase 100,000 shares of Common Stock at an exercise price of $7.50. On March 19, 1997, the closing price of the Common Stock was $8.50.

     William A. Jolly, a director of the Company, is the Chairman of the Board of Fine Equities, Inc. ("Fine"). Fine was engaged by the Company to serve as the placement agent for a private placement of $5,000,000 of the company's Common Stock (which as consummated on January 23, 1997), for which it received fees and a reimbursement of expenses approximating $345,000, together with warrants ("Warrants") to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share. Fine assigned Warrants to Mr. Jolly to purchase 5,000 shares of Common Stock.

     The Company acquired Med Design, Inc. ("MDI"), the predecessor of the Company, in a merger on April 6, 1995, pursuant to the terms of a merger agreement (the "Merger"). Under the terms of the Merger, the Company issued and delivered 1,219,742 shares of Common Stock to the MDI shareholders in exchange for their shares of MDI common stock. The Company also issued 27,572 shares of Common Stock to certain creditors and a former noteholder of MDI in satisfaction of MDI obligations. In addition, the Company issued a Note made payable to the former MDI shareholders in the principal amount of $1,000,000. The Note was paid in full by the Company out of the net proceeds of the Company's initial public offering in 1995.

     Furthermore, in connection with the Merger, (i) Michael Botich, the Company's Senior Vice President, Research and Development, received 411,092 shares of Common Stock and $330,295; (ii) Thor Halseth, the Company's Senior Vice President, Design, received 465,546 shares of Common Stock and $374,045;
(iii) John A. Botich, the Executive Vice President and Chief Operating Officer and a director of the Company, received (A) 191,934 shares of Common Stock and $154,210, (B) $227,540 out of the net proceeds of the Company's initial public offering in 1995 as accrued but unpaid compensation for his services to MDI from 1992 through 1994, and (C) 60,000 shares of Common Stock for his services to the Company from 1991 through 1994; (iv) James M. Donegan, the Chief Executive Officer and a director of the Company, received 1,541,824 shares of Common Stock as founder's stock and was reimbursed $68,354 out of the net proceeds of the Company's initial public offering in 1995 for expenses of the Company for which he advanced personal funds; (v) Gilbert M. White, an Executive Vice President of the Company and a director, received 100,000 shares of Common Stock on November 15, 1994 for promotional services provided to or on behalf of the Company, and was reimbursed $11,933 out of the net proceeds of the Company's initial public offering in 1995 for expenses of the Company for which he advanced personal funds; and (vi) John J. Osborne, the Senior Vice President, Marketing for the Company, received 40,000 shares of Common Stock on November 15, 1994 for promotional services provided to or on behalf of the Company, and was reimbursed $1,015 out of the net proceeds of the Company's initial public offering in 1995 for expenses of the Company for which he advanced personal funds.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next annual meeting of stockholders, to be held in 1998, must be received by the Company at North American Building, Suite 310, 121 South Broad Street, Philadelphia, Pennsylvania 19107, by December 14, 1997.

                                          By Order of the Board of Directors

                                          /s/ Joseph N. Bongiovanni, III
                                          -------------------------------------
                                          Joseph N. Bongiovanni, III, Secretary

Date:  May 16, 1997

PROXY

                           THE MED-DESIGN CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 26, 1997

     The undersigned hereby revokes all previous proxies for his shares and appoints James M. Donegan, Joseph N. Bongiovanni, III, and Gilbert M. White, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the common stock, $.01 par value per share, of The Med-Design Corporation (the "Company") that the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania, on June 26, 1997, at 1:30 p.m. local time, including any adjournments thereof, upon the matters set forth below.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS SPECIFIED AND IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1 (INCLUDING ALL NOMINEES FOR DIRECTORS) AND 2 AND WITHIN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER PURSUANT TO ITEM 3.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.   Election of Directors
     NOMINEES: James M. Donegan, John A. Botich, Joseph N. Bongiovanni, III, Gilbert M. White, John F. Kelley, John S. Marr, and William A. Jolly.

     / / FOR                            / / WITHHOLD AUTHORITY
     all nominees list above            to vote for all nominees listed above

________________________________________________________________________________
/ / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                 (Continued and to be signed on reverse side.)

2. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997.

             / / FOR             / / AGAINST             / / ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

                                                  Dated: _________________, 1997

                                                  ______________________________
                                                            Signature

                                                  ______________________________
                                                            Signature

                                                  Note: please sign exactly as
                                                  your name appears on the
                                                  proxy. If signing for estates,
                                                  trusts or corporations, title
                                                  or capacity should be stated.
                                                  If shares are held jointly,
                                                  each holder must sign.

         PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.
                   NO POSTAGE REQUIRED IF MAILED IN THE U.S.